Exhibit (g)(1)(ii)

RBC FUNDS TRUST
SECOND AMENDMENT TO THE CUSTODY AGREEMENT

          THIS SECOND AMENDMENT effective as of September 28, 2014, to the Custody Agreement, dated as of December 28, 2009, as amended December 20, 2013 (the “Agreement”), is entered into by and between RBC FUNDS TRUST a Delaware statutory (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

          WHEREAS, the parties have entered into the Agreement; and

          WHEREAS, the parties desire to amend the Agreement to add the RBC Small Cap Value Fund; and

          WHEREAS, Article 15.2 of the Agreement allows for its amendment by a written instrument executed by all parties.

          NOW, THEREFORE, the parties agree to the following:

          Amended Exhibit C shall be superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RBC FUNDS TRUST ASSOCIATION	U.S. BANK NATIONAL

By:	By:

Name: Kathleen A. Gorman	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit C to the Custody Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series	Date Added
RBC Mid Cap Value Fund	December 30, 2009
RBC U.S. Long Government/Credit Fund	February 1, 2010
Access Capital Community Investment Fund	February 13, 2010
Prime Money Market Fund	March 13, 2010
Tax-Free Money Market Fund	March 13, 2010
U.S. Government Money Market Fund	March 13, 2010
RBC Enterprise Fund	March 13, 2010
RBC Small Cap Core Fund	March 13, 2010
RBC Mid Cap Growth Fund	March 13, 2010
RBC Microcap Value Fund	March 13, 2010
RBC Short Duration Fixed Income Fund	December 30, 2013
RBC Ultra-Short Fixed Income Fund	December 30, 2013
RBC Small Cap Value Fund	On or after September 24, 2014